UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2019

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: none

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2019, Innovation Pharmaceuticals Inc. (the “Company”) amended Article III of its Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Class A common stock from 300,000,000 shares to 600,000,000 shares. The full text of the amendment appears as Annex A to the definitive proxy statement filed by the Company on August 13, 2019, which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on September 19, 2019. The number of votes cast for or against, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1. Increase in Authorized Shares of Class A Common Stock

By the vote reflected below, the stockholders approved an amendment to Article III of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Class A common stock from 300,000,000 shares to 600,000,000 shares:

For	Against	Abstain	Broker Non-Votes
150,323,670	14,272,940	200,110	0

Proposal 2. Adjournment of the Special Meeting

The stockholders approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve Proposal 1. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
152,089,598	12,214,286	432,835	0

With respect to the adjournment proposal, although the vote was taken, no motion to adjourn was made because there were sufficient votes at the time of the Special Meeting to approve Proposal 1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: September 20, 2019	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer

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